Exhibit 1.01
CONFLICT MINERALS REPORT
For The Year Ended December 31, 2016
Introduction
This Conflict Minerals Report (“Report”) of Quidel Corporation for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule”).  Numerous terms in this Report are defined in Item 1.01 of Form SD promulgated under the Rule, and the reader is referred to Form SD and Release No. 34-67716 issued by the Securities and Exchange Commission (“SEC”) on August 22, 2012 for such definitions. Unless the context otherwise requires, references below in this Conflict Minerals Report to “Quidel”, “we”, “our” or “us” refer to Quidel Corporation and its consolidated subsidiaries.
The terms “Conflict Minerals” or “3TG” are defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten. The Rule requires us to undertake in good faith a reasonable country of origin inquiry to determine whether any of the 3TG in our products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country, which for the purposes of the Rule are Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia (together with the DRC, collectively defined as the “Covered Countries”) or were from recycled or scrap sources.
Company Overview
Quidel’s products are marketed under the Sofia®, QuickVue®, D3® Direct Detection, Thyretain® and InflammaDry® leading brand names, as well as under the Solana®, AmpliVue® and Lyra® molecular brands. Quidel's products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s principal executive offices are located at 12544 High Bluff Dr., Suite 200, San Diego, CA 92130.
Description of Our Products Covered by this Report
This Report relates to Quidel products: (i) for which 3TG are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by Quidel; and (iii) for which the manufacture was completed during calendar year 2016. During this reporting period, we identified that our Sofia®, Virena®, AmpliVue®, and Solana® equipment and QuickVue® iFOB products that include test strips that we manufactured or contracted to manufacture may contain 3TG that are necessary to the functionality of the products.
Quidel’s supply chain is complex and there are many third parties in the supply chain between the ultimate manufacture of Quidel products and the original sources of Conflict Minerals. In this regard, Quidel does not purchase 3TG directly from mines, smelters or refiners. Quidel must therefore rely on its suppliers to provide information regarding the origin of the 3TG that is contained in Quidel products. Moreover, Quidel believes that the smelters anAS
d refiners of the 3TG are best situated to identify the sources of 3TG, and therefore has taken steps to identify the applicable smelters and refiners of 3TG in Quidel’s supply chain.
Conflict Minerals Compliance Program

Our due diligence processes and efforts have been designed to conform with the five-step framework recommended by the Second Edition of The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). In addition, we used the standard Conflict Minerals Reporting Template developed jointly by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI) (the “Template”), along with other resources employed by a third-party consultant, to obtain information necessary to prepare this Report.
(1) Establish Strong Management Systems
Conflict Minerals Compliance Team - We have established a team comprised of representatives from our Operations, Supply Chain management, Finance, and Legal departments to review the Rule, the adopting release associated with the Rule and the related FAQs published by the SEC staff. To date, we have focused our efforts on implementation of our processes to communicate with suppliers and record and store responses to our inquiries. In 2016, we also engaged a recognized third party professional agency to assist us in our efforts to implement the due diligence process in accordance with the OECD Guidance.
Conflict Minerals Policy - We have adopted a policy on Conflict Minerals, which is posted on our website at quidel.com through the “Investor Relations” link under the heading “Corporate Governance.” Our policy includes principles that we expect all of our suppliers to: prohibit human rights abuses and unethical practices; source materials from socially responsible suppliers and sub-suppliers in pursuit of conflict free supply chains; abide by applicable legal standards and requirements; and cooperate with us as necessary for us to meet our disclosure requirements.
System of Controls and Transparency over Supply Chain - We continue to try to identify upstream actors in our supply chain through the utilization of the Template and the resources employed by our third-party consultant.
Supplier Engagement - As in the prior years, in 2016, we engaged a recognized third-party professional agency to assist us in engaging suppliers, including by providing access to the third-party's Conflict Minerals Supplier Resource Center and to escalate communications as needed to obtain requested information and raise awareness of our Conflicts Minerals Compliance Program.
Grievance Mechanism - We provide an ethics hotline to report any concerns about violations of Quidel’s Code of Conduct, which provides a mechanism for escalating any issues and concerns, including those related to Conflict Minerals.
Maintain Records - We retain documentation with respect to our due diligence compliance process and in accordance with record retention requirements that are designed to to ensure the retaining of relevant documentation.
(2) Identify and Assess Risk in the Supply Chain
We seek to identify and assess risks in the supply chain, including by adopting processes to identify whether 3TG “necessary to the functionality of the products” has been identified and by implementing processes to collect, review, and record data from suppliers and follow up with suppliers regarding source information. We also conducted a third party analysis of the collected supplier information, comparing the information against a national database gathered from various industries over the years. Utilizing the database and other data points, we collaborated with our third-party consultant to establish a ranking system that identified possible risk patterns in the supplier/smelter data, allowing us to further scrutinize the supply chain and country of origin information.
(3) Design and Implement a Strategy to Respond to Identified Risks
If, based on red flags that are identified, we determine that there is a reasonable risk that a supplier is sourcing Conflict Minerals that are directly or indirectly financing or benefiting armed groups, we encourage suppliers to comply with our Conflict Minerals Policy. Our third-party consultant also applied quality assurance measures in connection with aggregation of the collected data.
(4) Third Party Audit
We do not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain with Conflict Minerals. However, we do rely upon the industry (for example, EICC and Conflict Free Sourcing Initiative (“CFSI”)) efforts to influence smelters and refiners to get audited and certified through CFSI’s Conflict-Free Smelter Program (“CFSP”).
(5) Reporting
We filed Form SD and this Report with the SEC and have made this Report available on our website at quidel.com through the “Investor Relations” link under the heading “Corporate Governance.” The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.
Reasonable Country of Origin Inquiry
Quidel has conducted a reasonable country of origin inquiry (“RCOI”) that was designed to determine whether any 3TG in Quidel’s products originated in the DRC or an adjoining country or were from recycled or scrap sources through use of the Template and engagement with our third-party consultant.  As a part of our RCOI, through our third-party consultant, we surveyed the 10 suppliers that were identified as in-scope for conflict mineral regulatory purposes. These suppliers were each contacted as part of the RCOI process and given a deadline of March 31, 2017 to respond to inquiries. 90% of these suppliers responded to us.
For those supply chains with smelters or refiners and associated mine countries of origin that are thought to be sourcing from a Covered Country, additional investigation was done to determine the source and chain-of-custody of the regulated metals. We relied on the following internationally accepted audit standards to determine which smelters or refiners are considered “DRC Conflict Free”: the CFSP, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. If the smelter or refiner is not certified by these internationally-recognized schemes, our third-party consultant may attempt to contact the smelter to gain more information about their sourcing practices. Internet research is also performed to determine whether there are any outside sources of information regarding the smelter’s sourcing practices. Up to three contact attempts are made to gather information on mine country of origin and sourcing practices.
None of our suppliers were able to identify the smelters or refiners used for a particular part, component, or product that was supplied to us and that was later incorporated into our Products. Therefore, we are unable to identify with certainty the specific facilities used to process the 3TG in our products. There were 304 identified smelters/refiners that have been reported to us by our suppliers. A list of smelters and refiners identified by our suppliers is included on Annex I below along with certain country of origin information provided to us.

Independent Private Sector Audit
An independent private sector audit of this Report is not required at this time.
Limitations
As a downstream purchaser of 3TG, our due diligence measures cannot provide absolute assurance regarding the source and chain of custody of the necessary Conflict Minerals.  Our due diligence processes are based on the necessity of seeking data from our suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals.  We also rely on third-party audit programs and other industry efforts and information.
A number of factors could introduce errors or otherwise affect our determinations, including, but not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers, errors or omissions by smelters, confusion over requirements of SEC final rules, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the reporting process, oversights or errors in conflict free smelter audits, Covered Country sourced materials being declared secondary materials, certification programs not being equally advanced for all industry segments and metals, and smuggling of Conflict Minerals to countries beyond the Covered Countries.
Forward-Looking Statements
This Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our future plans and initiatives for our due diligence process and to mitigate the risk about the sourcing of 3TG. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; lack of progress in smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or these plans not being effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. Except as required by law, we undertake no obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Continuous Improvement
To help mitigate the risk that 3TG in our products benefit armed groups in the Covered Countries, we endeavor to continuously improve upon our supply chain due diligence efforts, including through the following measures:

•	Continue to assess the presence of 3TG in our supply chain;

•	Communicate with suppliers to continue to obtain a high response rate for the RCOI process; and

•	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the CFSP.

Annex I
Smelters and Refiners
In connection with our reasonable country of origin inquiry and due diligence, as applicable, our suppliers identified to us the smelters and refiners listed below, sorted by mineral, as potentially having processed the necessary 3TG contained in our in-scope products in 2016.

Metal	Official Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Geib Refining Corporation	United States
Gold	Gold Refinery of Zijin Mining Group Co., Ltd	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China

Gold	Gujarat Gold Centre	India
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	HwaSeong CJ Co. Ltd	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Co Ltd	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Sungeel Hitech Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	Torecom	Korea, Republic of
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States

Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Kemet Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Molycorp Silmet AS	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan

Tantalum	Telex Metals	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tin	Alpha	United States
Tin	An Thai Minerals Company Limited	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Elmet S.L.U.	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jean Goldschmidt International SA	Belgium
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia

Tin	Nankang Nanshan Tin Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Moliren Ltd	Russian Federation
Tungsten	Niagara Refining LLC	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	TaeguTec Ltd.	Korea, Republic of
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

We note the following in connection with the information in the table above: The smelters and refiners listed in the table were identified by our suppliers as being part of our 2016 supply chain. Some of the suppliers may have reported to us smelters and refiners that were not in our supply chain (i) since they reported at a “company level,” meaning that they reported to us the 3TG contained in all of their products, not just the products that they sold to us, or (ii) due to over-inclusiveness in the information received from their suppliers. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our 2016 supply chain, since many of the suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in scope products. All information in the table is as of May 24, 2017.
Country of Origin Information
For 2016, we were not able to determine the country of origin of the 3TG processed by approximately 15% of the identified smelters or refiners. In addition, less than 20% of the identified smelters and refiners have not been certified as currently compliant with CFSP assessment protocols of the CFSI or other accredited organizations.
The countries of origin of the 3TG processed by the smelters and refiners listed above may have included countries in each of the categories listed below. The countries below are sorted by OECD risk level, with L1 being the lowest level of risk and L3 being the highest.
L1 - Little to no risk countries, such as Australia, Belgium, Canada, China, France, Germany, India, Japan, Republic of Korea, Mexico, Netherlands, Peru, Spain, and the United States.
L2 - Low to medium risk countries, such as Kenya, South Africa, Mozambique, and the United Arab Emirates.
L3 - High risk countries, such as the DRC, Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia.
In addition, some of the listed smelters and refiners may have processed 3TG originating from recycled or scrap sources.